Exhibit 32.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
In connection with the Quarterly Report on Form 10-Q of Ocugen, Inc. (the “Company”) for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-Q"), each of the undersigned officers of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
•the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
•the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2023	/s/ Shankar Musunuri
Shankar Musunuri, Ph.D., MBA
Chairman, Chief Executive Officer, & Co-Founder
(Principal Executive Officer)

Date: November 9, 2023	/s/ Michael Breininger
Michael Breininger, CPA, MBA, LSSBB
Corporate Controller, Interim Chief Accounting Officer
(Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certification "accompanies" the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.